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DRAFT                                                               EXHIBIT 23.1
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                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan of DTM Corporation of our report dated February 5, 1999, except for Note 14 as to which the date is February 19, 1999, with respect to the consolidated financial statements of DTM Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                     /s/ERNST & YOUNG LLP
                                              ----------------------------------
                                                        ERNST & YOUNG LLP

Austin, Texas
November 4, 1999